For further information contact:
Mr. Salvatore A. Bucci
Senior Vice President and Chief Financial Officer
DeGeorge Financial Corporation
(203) 699-3407


                                FOR IMMEDIATE RELEASE
                                    July 21, 1997


CHESHIRE, CONNECTICUT - DeGeorge Financial Corporation (NASDAQ NMS:DEGE) announced today that its client - auditor relationship with its independent accountants, Price Waterhouse LLP, has ceased. Price Waterhouse had issued unqualified opinions for all periods presented in the Company's 1996 Form 10-K Annual Report and has indicated no current disagreements with the Company regarding accounting practices or procedures.

"Price Waterhouse has been the Company's accountants for 25 years," said Salvatore A. Bucci, Senior Vice President and Chief Financial Officer. "It is disappointing to end this relationship; though, we look forward to establishing a new relationship with another top-tier accounting firm. In this regard, Price Waterhouse has pledged their full support."


                                          8